                                                                  EXHIBIT 99.2




                          AGREEMENT AND PLAN OF MERGER

                                     among

                              HARCOR ENERGY, INC.

                                      and

                               SENECA WEST CORP.

                                      and

                          SENECA RESOURCES CORPORATION





                           Dated as of March 31, 1998

                              TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----

ARTICLE I
         THE OFFER
         1.1     The Offer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2     Company Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3     Stockholder Lists  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.4     Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

ARTICLE II
         THE MERGER
         2.1     The Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         2.2     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3     Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.4     Effect of the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.5     Certificate of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.6     Directors and Officers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.7     Consideration; Conversion of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.8     Exchange of Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.9     Stock Transfer Books . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.10    Options and Other Purchase Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         2.11    Dissenting Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.12    Company Stockholders' Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         2.13    Merger Without Meeting of Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.14    Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         3.1     Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3.2     Capitalization of the Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.3     Authorization and Validity of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.4     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.5     No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.6     SEC Reports; Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.7     Schedule 14D9; Offer Documents and Company Proxy Statement . . . . . . . . . . . . . . . . . . . . .  11
         3.8     Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.9     Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.10    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.11    Employee Benefit Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.12    Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.13    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.14    Employment Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.15    Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.16    Opinion of Financial Advisor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.17    Certain Business Practices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.18    Permits; Compliance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.19    Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.20    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.21    Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
         4.1     Organization and Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.2     Authorization and Validity of Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.3     Consents and Approvals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         4.4     No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.5     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.6     Offer Documents; Company Proxy Statement; Schedule 14D9  . . . . . . . . . . . . . . . . . . . . . .  23
         4.7     Financing; Sufficient Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.8     Brokers and Finders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.9     Operations of Purchaser  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE V
         COVENANTS
         5.1     Conduct of Business Pending the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.2     Access; Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.3     Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         5.4     Notice of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.5     Company Proxy Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.6     State Takeover Statutes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.7     Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         5.8     Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.9     Acquisition Proposals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         5.10    D&O Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         5.11    Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VI
         CLOSING CONDITIONS
         6.1     Conditions to Obligations of Each Party to Effect the Merger . . . . . . . . . . . . . . . . . . . .  31
         6.2     Conditions Precedent to the Obligations of the Company . . . . . . . . . . . . . . . . . . . . . . .  31
         6.3     Conditions Precedent to the Obligations of Parent and Purchaser  . . . . . . . . . . . . . . . . . .  32

ARTICLE VII
         TERMINATION
         7.1     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         7.2     Effect of Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         7.3     Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33



ARTICLE VIII
         MISCELLANEOUS
         8.1     No Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.2     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         8.3     Certain Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         8.4     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.5     Assignment; Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.6     Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.7     Waivers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         8.8     Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.9     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.10    Validity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         8.11    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37





                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER dated as of March 31, 1998 by and among HarCor Energy, Inc., a Delaware corporation (the "Company"), Seneca Resources Corporation, a Pennsylvania corporation ("Parent"), and Seneca West Corp., a Delaware corporation and wholly owned indirect subsidiary of Parent ("Purchaser").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of the Company, Parent and Purchaser have unanimously approved the acquisition of the Company by Parent, upon the terms and subject to the conditions set forth herein;

         WHEREAS, it is intended that the acquisition be accomplished by Purchaser commencing a cash tender offer for Shares (as defined in Section 1.1) to be followed by a merger of Purchaser with and into the Company; and

         NOW, THEREFORE, in consideration of the foregoing and of the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                   THE OFFER

1.1      The Offer.

         (a) As promptly as practicable (but in no event later than five business days following the public announcement of the execution hereof), Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), an offer to purchase all of the Company's outstanding shares of common stock, par value $0.10 per share (the "Shares"), at a price of $2.00 per Share, net to the seller in cash (as such offer may be amended in accordance with the terms of this Agreement, the "Offer"), subject to the conditions set forth in Annex A hereto. Purchaser will not, without the prior written consent of the Company, (i) decrease or change the form of the consideration payable in the Offer, (ii) decrease the number of Shares sought pursuant to the Offer, (iii) impose additional conditions to the Offer, (iv) change the conditions to the Offer, except that Parent in its sole discretion may waive any of the conditions to the Offer other than the condition set forth in clause (1) of Annex A, which may not be waived without the Company's prior written consent, or (v) make any other change in the terms or conditions of the Offer that is adverse to the holders of Shares. Purchaser will, on the terms and subject to the prior satisfaction or waiver of the conditions to the Offer, accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer promptly after expiration of the Offer; provided that, Purchaser may extend the Offer up to the tenth business day after the later of (i) the initial expiration date of the Offer and (ii) the date on which all such conditions shall first have been satisfied or waived. The Company agrees that no Shares held by the Company will be tendered to Parent pursuant to the Offer; provided, that Shares held beneficially or of record by any plan, program or arrangement sponsored or maintained for the benefit of employees of the Company shall not be deemed to be held by the Company, regardless of whether the Company has, directly or indirectly, the power to vote or control the disposition of such Shares. The obligations of Purchaser to commence the Offer and to accept for payment and to pay for Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the conditions set forth in Annex A hereto.

         (b) On the date of commencement of the Offer, Parent and Purchaser shall file or cause to be filed with the Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 (together with all amendments thereto, the "Schedule 14D-1") with respect to the Offer, which shall contain the offer to purchase and related letter of transmittal and other ancillary offer documents and instruments pursuant to which the Offer will be made (collectively, together with any supplements or amendments thereto, the "Offer Documents"). Parent and Purchaser will disseminate the Offer Documents to holders of Shares. Each of Parent, Purchaser and the Company will promptly correct any information provided by it for use in the Offer Documents that becomes false or misleading in any material respect and Parent and Purchaser will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable law. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their filing with the SEC. Parent and Purchaser agree to provide the Company with any comments that may be received from the SEC or its staff with respect to the Offer Documents promptly after receipt thereof and to further provide the Company with a reasonable opportunity to participate in all substantive communications with the SEC and its staff relating to the Offer Documents, the Offer or the transactions contemplated thereby.

1.2 Company Actions. The Company hereby consents to the Offer and represents and warrants (i) that its Board of Directors (at meetings duly called and held) (a) has unanimously determined as of the date hereof that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company, (b) has unanimously approved this Agreement and resolved to recommend acceptance of the Offer and approval and adoption of this Agreement and the Merger by the stockholders of the Company, (ii) that such approval constitutes approval of this Agreement and the transactions contemplated hereby for purposes of Section 203 of the DGCL and (iii) that the Board of Directors will not withdraw, amend or modify such recommendation unless it determines in good faith, on the advice of outside counsel, that such action is necessary for the Board of Directors to comply with its duties to the Company's stockholders under applicable law. On the date of the commencement of the Offer, the Company shall file or cause to be filed with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (the "Schedule 14D-9") containing the unanimous recommendation of the Board of Directors in favor of the Offer and the Merger and shall permit the inclusion in the Schedule 14D-1 of such recommendation, in each case subject to the fiduciary duties of the Board of Directors of the Company. Each of the Company, Parent and Purchaser will promptly correct any information provided by it for use in the Schedule 14D-9 that becomes false or misleading in any material respect and the Company will take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable law. Parent and its counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to its filing with the SEC. The Company agrees to provide Parent with any comments that may be received from the SEC or its staff with respect to the Schedule 14D-9 promptly after receipt thereof and to further provide Parent with a reasonable opportunity to participate in all substantive communications with the SEC and its staff relating to the Schedule 14D-9, the Offer or the transactions contemplated thereby.

1.3 Stockholder Lists. In connection with the Offer, the Company shall promptly furnish or cause to be furnished to Purchaser mailing labels and security position listings and any available listing or computer file containing the names and addresses of the record holders of Shares as of a recent date and shall furnish Purchaser with such information (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) reasonably available to the Company and such assistance as Parent or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Offer and the Merger, Parent, Purchaser and their respective affiliates will hold in confidence such listings and other information, shall use such information only in connection with the Offer and the Merger and, if this Agreement is terminated, shall, and shall cause their respective agents or other representatives to, promptly deliver to the Company all copies of all such information (and extracts or summaries thereof) then in their possession.

1.4 Directors. Promptly upon the purchase by Purchaser pursuant to the Offer of such number of Shares as represents at least a majority of the outstanding Shares and from time to time thereafter, Parent shall be entitled to designate all members of the Board of Directors of the Company. The current directors of the Company have indicated to the Parent that they intend to resign as directors of the Company as soon as reasonably practicable upon the Purchaser purchasing at least a majority of the outstanding Shares pursuant to the Offer, and the Company shall exercise reasonable efforts to secure the resignations of all directors to enable such Parent designees to be so elected or appointed. Such designees will abstain from any action proposed to be taken by the Company to amend or terminate this Agreement or waive any action by Parent or Purchaser. The Company's obligations to appoint designees to the Board of Directors shall be subject to Section 14(f) of the Exchange Act. At the request of Parent, the Company shall take all action reasonably necessary to effect any such election or appointment, including mailing to its stockholders the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, unless such information previously has been provided to the Company's stockholders in the Schedule 14D-9. Parent and Purchaser will supply to the Company, and will be solely responsible for, all information with respect to themselves and their officers, directors and affiliates required by such Section and Rule.

                                   ARTICLE II
                                   THE MERGER

2.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time (as defined below), Purchaser shall be merged with and into the Company (the "Merger"). As a result of the Merger, the separate corporate existence of Purchaser shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

2.2      Closing.  Unless this Agreement shall have been terminated pursuant to
Article VII and subject to the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, the consummation of the Merger and the other transactions contemplated hereby (the "Closing") shall take place at the offices of Vinson & Elkins, L.L.P., 1001 Fannin St., Houston, Texas 77002-6760 as promptly as practicable (and in any event within two business days) following the satisfaction or, if permissible, waiver of the conditions set forth in Article VI, unless another place, date or time is agreed to in writing by Parent and the Company.

2.3 Effective Time. As promptly as practicable after the Closing, the parties hereto will cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Delaware Secretary of State in accordance with the DGCL. The Merger shall become effective at such time as the Certificate of Merger is filed with the Delaware Secretary of State in accordance with the DGCL, or at such later time as may be agreed to by Parent and the Company and specified in the Certificate of Merger in accordance with applicable law. The date and time when the Merger shall become effective is referred to herein as the "Effective Time."

2.4 Effect of the Merger. The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

2.5 Certificate of Incorporation and Bylaws. At the Effective Time, the Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated Bylaws (the "Bylaws") of the Company, in each case as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation until thereafter amended as provided by law.

2.6 Directors and Officers. At the Effective Time, the officers and directors of Purchaser immediately prior to the Effective Time shall become the officers and directors of the Surviving Corporation, each to hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation and applicable law. The Company shall use commercially reasonable efforts to cause each executive officer and director of the Company to tender his or her resignation effective at or before the Effective Time.

2.7 Consideration; Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or the holders of any of the following securities:

         (a) Each Share that is issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 2.7(b) and any Dissenting Shares, as defined in Section 2.11) shall be changed and converted into and represent the right to receive $2.00 in cash, or any higher price paid per Share in the Offer (the "Per Share Merger Consideration"). All such Shares shall no longer be outstanding and shall automatically be cancelled and extinguished and shall cease to exist, and each certificate which immediately prior to the Effective Time evidenced any such Shares (other than Shares to be cancelled pursuant to Section 2.7(b) and any Dissenting Shares) shall thereafter represent the right to receive (without interest and less any applicable withholding of taxes), upon surrender of such certificate in accordance with the provisions of Section 2.8, the Per Share Merger Consideration multiplied by the number of Shares evidenced by such certificate (the "Merger Consideration"). The holders of certificates previously evidencing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect thereto (including, without limitation, any rights to vote or to receive dividends and distributions in respect of such Shares), except as otherwise provided herein or by law.

         (b) All Shares, which immediately prior to the Effective Time are owned by Parent, Purchaser or their respective affiliates or held by the Company in its treasury, shall be cancelled and extinguished and shall cease to exist and no consideration shall be delivered with respect thereto.

         (c) Each share of capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

2.8      Exchange of Certificates.

         (a) Paying Agent. As of the Effective Time, Parent shall, pursuant to an agreement with its paying agent (the "Paying Agent"), deposit, or cause to be deposited, with or for the account of the Paying Agent in trust for the benefit of the holders of Shares (other than Shares to be cancelled pursuant to Section 2.7(b) and any Dissenting Shares) for exchange through the Paying Agent in accordance with this Article II, cash in the aggregate amount required to be exchanged for Shares pursuant to Section 2.7 (the "Payment Fund"). The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Payment Fund to holders of Shares. The Payment Fund shall not be used for any other purpose. The Paying Agent shall invest funds in the Payment Fund only in short-term securities issued or guaranteed by the United States government or certificates of deposit of commercial banks that have consolidated total assets of not less than $5,000,000,000 and are "well capitalized" within the meaning of the applicable federal bank regulations. Any interest or other income earned on the investment of funds in the Payment Fund shall be for the account of and payable to the Surviving Corporation. Parent shall replace any monies lost through any investment made pursuant to this Section 2.8.

         (b) Payment Procedure. Promptly after the Effective Time, Parent will cause the Paying Agent to mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time evidenced outstanding Shares (other than Shares to be cancelled pursuant to Section 2.7(b) and any Dissenting Shares) ("Certificates"), (i) a notice of the effectiveness of the Merger, (ii) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and shall be in such customary form and have such other provisions as Parent may reasonably specify in accordance with the terms of this Agreement) and
(iii) instructions to effect the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration and the

Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the Merger Consideration may be paid or issued to the transferee if the Certificate representing such Shares is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. In the event that any Certificate shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof and such bond, security or indemnity as Parent may reasonably require, the Merger Consideration that such holder has the right to receive pursuant to the provisions of this Article II. Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration applicable to the Shares evidenced by such Certificate.

         (c) Termination of Payment Fund. Any portion of the Payment Fund that remains undistributed to the holders of Shares for six months after the Effective Time shall be delivered to Parent upon demand, and any holders of Shares who have not theretofore complied with this Article II shall thereafter look, subject to Section 2.8(d), only to Parent or the Surviving Corporation for the Merger Consideration to which they are entitled pursuant to this
Article II.

         (d) Abandoned Property Laws. Neither the Surviving Corporation nor the Paying Agent nor the Company, the Parent or any of their respective affiliates shall be liable to any holder of a Certificate for any cash from the Payment Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (e) Transfer Taxes. Except as provided in paragraph (b) above, Parent shall pay or cause to be paid any real property transfer, gains or similar real property taxes imposed in connection with or as a result of the Merger.

2.9 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers of Shares thereafter on the records of the Company other than to reflect transfers of Shares effected on or prior to the date on which and the time at which the Effective Time occurs. At and after the Effective Time, any Certificates presented to the Paying Agent or the Surviving Corporation for any reason shall be converted into the Merger Consideration applicable to the Shares evidenced thereby.

2.10     Options and Other Purchase Rights.

         (a) The Company represents and warrants to the Purchaser and Parent that it has taken all action necessary so that all outstanding options and other rights to acquire Shares granted to directors, employees or others under any stock option or purchase plan, program or similar arrangement of the Company (each, as amended, an "Option Plan" and, such options and other rights, "Stock Options"), whether or not then exercisable or vested, will be cancelled by the Company upon consummation of the Offer. The holders thereof shall be entitled to receive, for each Share subject to such Stock Option, in settlement and cancellation thereof, an amount in cash equal to the positive difference, if any, between the Per Share Merger Consideration and the exercise price per share of such Stock Option, which amount shall be paid at the time the Stock Option or is cancelled; provided, that, with respect to any person subject to Section 16 of the Exchange Act, any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under
Section 16(b) of the Exchange Act. All applicable withholding taxes attributable to the payments made hereunder or to distributions contemplated hereby shall be deducted from the amounts payable under this Section 2.10 and all such taxes attributable to the cancellation of Stock Options shall be withheld from the proceeds received in connection with the cancellation thereof.

         (b) Except as provided herein or as otherwise agreed to by the parties and to the extent permitted by the Option Plans, the Option Plans shall terminate as of or prior to the Effective Time and any rights under the Stock Options granted under the Stock Option Plans shall be cancelled as of or prior to the Effective Time.

         (c) The Company represents and warrants to the Purchaser and Parent that all outstanding warrants to purchase Shares will, upon the Effective Time, be converted into the right to receive $2.00 cash instead of each Share which would otherwise be purchasable by the holder of the warrant upon the exercise thereof and payment of the warrant exercise price thereunder (which in each case is greater than $2.00 per Share). The Company will provide Purchaser with evidence of the foregoing or, with respect to any specific warrant, evidence of cancellation of such warrant satisfactory to Purchaser prior to the acceptance by Purchaser for payment of any Shares tendered under the Offer.

2.11 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by stockholders who shall have perfected dissenters' rights in accordance with Section 262 of the DGCL (the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration (but instead shall be converted into the right to receive payment from the Surviving Corporation with respect to such Dissenting Shares in accordance with the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's rights to appraisal under the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's rights to appraisal of such Shares under the DGCL, such holder's shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive, upon surrender as provided above, the Merger Consideration for the Certificate or Certificates that formerly evidenced such Shares.

2.12 Company Stockholders' Meeting. Unless the Merger is consummated in accordance with Section 253 of the DGCL as contemplated by Section 2.13 hereof, and subject to applicable law, the Company, acting through its Board of Directors, shall, in accordance with the DGCL, its Certificate of Incorporation and its Bylaws, (a) duly call, give notice of, convene and hold a special meeting of its stockholders as soon as reasonably practicable following the consummation of the Offer for the purpose of considering and taking action upon this Agreement and the approval of the Merger Agreement (the "Company Stockholders' Meeting"), (b) include in the proxy statement or information statement prepared by the Company for distribution to stockholders of the Company in advance of the Company Stockholders' Meeting in accordance with Regulation 14A or Regulation 14C promulgated under the Exchange Act (the "Company Proxy Statement") the recommendation of its Board of Directors referred to in Section 1.2 hereof and (c) use all reasonable efforts (A) to obtain and furnish the information required to be included by it in the Company Proxy Statement and, after consultation with the Parent and the Purchaser, respond promptly to any comments made by the Commission with respect to the Company Proxy Statement and any preliminary version thereof and cause the Company Proxy Statement to be mailed to its stockholders at the earliest practicable time following the expiration or termination of the Offer and (B) to obtain the necessary approvals by its stockholders of the Merger Agreement and the transactions contemplated thereby. Parent will provide the Company with the information concerning Parent and Purchaser required to be included in the Company Proxy Statement, and will vote, or cause to be voted, all Shares owned by it or its affiliates in favor of approval and adoption of this Agreement and the Merger.

2.13 Merger Without Meeting of Stockholders. Notwithstanding anything to the contrary in this Agreement, if Parent, Purchaser or their respective affiliates shall acquire at least 90% of the outstanding Shares, each of Parent, Purchaser and the Company shall take all necessary and appropriate action to cause the Merger to become effective, as soon as practicable after the consummation of the Offer, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

2.14 Withholding Taxes. Except as otherwise provided in Section 2.8(e), Parent and Purchaser shall be entitled to deduct and withhold, or cause the Paying Agent to deduct and withhold, from the consideration otherwise payable to a holder of Shares pursuant to the Offer or the Merger any stock transfer taxes and such amounts as are required under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign tax law, as specified in the Offer Documents. To the extent that amounts are so withheld by Parent or Purchaser, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by Parent or Purchaser, in the circumstances described in the Offer Documents, and Parent shall provide, or cause the Paying Agent to provide, to the holders of such Certificates written notice of the amounts so deducted or withheld.

                                  ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                                 OF THE COMPANY

         The Company hereby represents and warrants to Parent as follows:

3.1 Organization and Qualification. The Company (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power to carry on its business as it is now being conducted, and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have a Material Adverse Effect (as defined in Section 8.3(c) below) on the Company. True and complete copies of the Certificate of Incorporation and the Bylaws, as amended to date, of the Company have been made available to Parent. The Company does not own any subsidiaries or have any equity or partnership or joint venture interests other than as reflected on
Section 3.1 of the Company Disclosure Schedule.

3.2 Capitalization of the Company. The authorized capital stock of the Company consists of 25,000,000 Shares and 1,500,000 shares of preferred stock, $0.01 par value (the "Company Preferred Stock"). As of the date hereof, 16,268,387 Shares are issued and outstanding and no shares of Company Preferred Stock are outstanding. All outstanding Shares are validly issued and are fully paid and nonassessable. Except as disclosed in the Company SEC Documents (as defined in Section 3.6) or in Section 3.2 of the Company's disclosure schedule delivered to Parent in connection with this Agreement (the "Company Disclosure Schedule") there are no outstanding subscriptions, options, warrants, calls, rights, commitments or any other agreement to which the Company is a party or by which the Company is bound that, directly or indirectly, obligate the Company to issue, deliver or sell or cause to be issued, delivered or sold any additional Shares or any other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, or evidencing the right to subscribe for any such Shares or other capital stock of the Company. As reflected on Section 3.2 of the Company Disclosure Schedule, the exercise prices for all outstanding options, warrants or other rights to acquire capital stock of the Company are at prices in excess of the Offer price.

3.3 Authorization and Validity of Agreement. The Company has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof (subject to the approval and adoption of this Agreement and the Merger by the holders of a majority of the outstanding Shares, if required by applicable law). All members of the Company's Board of Directors (the "Company Board") have duly authorized the execution, delivery and performance of this Agreement by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or the transactions contemplated hereby (other than the approval and adoption of this Agreement and the Merger by the holders of a majority of the outstanding Shares, if required by applicable law). This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes the legal, valid and binding obligation of Parent and Purchaser, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.4      Consents and Approvals.

         (a) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by reason of the Company's status or operations, except (i) pursuant to the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the rules and regulations promulgated thereunder, and the Exchange Act, and the rules and regulations promulgated thereunder, and state securities or "blue sky" laws and state takeover laws, (ii) the filing and recordation of the Certificate of Merger pursuant to the DGCL and appropriate documents with the relevant authorities of other states in which the Company is authorized to do business, (iii) as set forth in Section 3.4 of the Company Disclosure Schedule or (iv) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on the Company.

         (b) Each member of the Company Board has approved this Agreement and the transactions contemplated hereby for purposes of Section 203 of the DGCL so that Section 203 of the DGCL is not applicable to the transactions provided for in this Agreement. Unless the Merger is otherwise consummated as contemplated by Section 2.13 hereof, the affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of capital stock of the Company necessary to approve the Merger.

3.5 No Violation. Except as set forth in Section 3.5 of the Company Disclosure Schedule, assuming the Merger has been duly approved by the holders of a majority of the outstanding Shares or the Merger is consummated as contemplated by Section 2.13 hereof, neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will conflict with or violate the Certificate of Incorporation or Bylaws of the Company, result in a violation or breach of, constitute a default under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any material assets or property of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which the Company is a party or by which the Company or any of its assets or properties may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents have been obtained or which in the aggregate would not have a Material Adverse Effect on the Company or assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section
3.4 and this Section 3.5 are duly and timely obtained or made and the approval of the Merger by the holders of a majority of the outstanding Shares has been obtained or the Merger is consummated as contemplated by Section 2.13 hereof, violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its assets and properties, except for such violations which would not in the aggregate have a Material Adverse Effect on the Company.

3.6      SEC Reports; Financial Statements.

         (a) Except as set forth in Section 3.6 of the Company Disclosure Schedule, since January 1, 1997, the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it with the SEC pursuant to the Exchange Act, the Securities Act and the SEC's rules and regulations thereunder (all such forms, reports and other documents, including any such reports filed prior to the Effective Time, collectively, the "Company SEC Documents"). The Company SEC Documents, including, without limitation, any financial statements or schedules included therein, at the time filed (or, if amended, at the time of such amended filing), or in the case of registration statements on their respective effective dates, complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder and did not at the time they were filed (or, if amended, at the time of such amended filing and, in the case of registration statements, at the time of effectiveness), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         (b) Each of the consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents (excluding the Company SEC Documents described in Section 3.7 hereof) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the period involved (except as may be indicated in such financial statements or in the notes thereto or, in the case of unaudited financial statements, as permitted by the requirements of Form 10-Q) and fairly present (subject, in the case of the unaudited statements, to normal year-end adjustments and the absence of footnotes) the consolidated financial position of the Company as of the dates thereof and the consolidated results of the Company's operations and cash flows for the periods presented therein.

3.7 Schedule 14D-9; Offer Documents and Company Proxy Statement. None of the Schedule 14D-9, the Company Proxy Statement nor any information supplied by the Company specifically for inclusion in the Offer Documents will, at the respective times filed with the SEC or first published, sent or given to stockholders, as the case may be, or, in the case of the Company Proxy Statement, at the date mailed to the Company stockholders and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 14D-9 and the Company Proxy Statement will, when filed by the Company with the SEC, comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to the statements made in any of the foregoing documents based on information supplied by or on behalf of Parent or Purchaser or any of their respective affiliates specifically for inclusion therein.

3.8      Compliance with Law.   The Company is not in violation of any
applicable law, rule, regulation, decree or order of any governmental or regulatory authority applicable to the Company, except for violations which in the aggregate do not have a Material Adverse Effect on the Company. The Company holds all permits, licenses, exemptions, orders and approvals of all governmental and regulatory authorities necessary for the lawful conduct of its businesses, except where the failures to hold permits, licenses, exemptions, orders and approvals do not in the aggregate have a Material Adverse Effect on the Company.

3.9      Absence of Certain Changes.   Except as disclosed in the Company SEC
Documents filed with the SEC prior to the date hereof or in Section 3.9 of the Company Disclosure Schedule, since December 31, 1996, the Company has conducted its business only in the ordinary course of such business and there has not been (a) any Material Adverse Effect on the Company; (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Company's capital stock; or (c) any material change in the Company's accounting principles, practices or methods.

3.10     Litigation.  Except as disclosed in the Company SEC Documents or in
Section 3.10 of the Company Disclosure Schedule, there are no claims, actions, proceedings or governmental investigations pending or, to the knowledge of the Company, threatened against the Company, by or before any court or other governmental or regulatory body, which, if adversely determined, would have a Material Adverse Effect on the Company. As of the date hereof, to the knowledge of the executive officers of the Company, no action or proceeding has been instituted or threatened before any court or other governmental or regulatory body by any Person (as defined in Section 8.3) seeking to restrain or prohibit the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

3.11 Employee Benefit Matters. All employee benefit plans and other benefit and compensation arrangements covering employees of the Company are listed in Section 3.11 of the Company Disclosure Schedule (the "Company Benefit Plans"). True and complete copies of the Company Benefit Plans, their related trust and summary plan descriptions, and any reports, forms and documents required to be filed or distributed for the preceding three years relating to the Company Benefit Plans have been delivered to Parent. To the extent applicable, the Company Benefit Plans comply, in all material respects, with the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, and any Company Benefit Plan and its related trust intended to be qualified under Sections 401(a) and 501(a) of the Code comply in form and in operation with Sections 401(a) and 501(a) of the Code.
No Company Benefit Plan is covered by Title IV of ERISA or Section 412 of the Code. There has been no transaction involving any Company Benefit Plan that has resulted or would result in any liability or penalty under Section 4975 of the Code or Section 502(i) of ERISA. Each Company Benefit Plan has been maintained and administered in all material respects in compliance with its terms and with ERISA and the Code to the extent applicable thereto. There are no pending or anticipated material claims against or otherwise involving any of the Company Benefit Plans and no suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Company Benefit Plan activities) has been brought against or with respect to any such Company Benefit Plan, except for any of the foregoing that would not have a Material Adverse Effect on the Company. All contributions required to be made as of the date hereof to the Company Benefit Plans have been made or provided for. Neither the Company nor any entity under "common control" with the Company within the meaning of Section 4001 of ERISA has contributed to or ever maintained, or been required to contribute to or maintain, any employee pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA or
Section 412 of the Code or to any "multi-employer plan" (as defined in Sections 3(37) and 4001(a)(3) of ERISA). Except as disclosed in Section 3.11 of the Company Disclosure Schedule, the Company does not maintain or contribute to any plan or arrangement that provides or has any liability to provide life insurance, medical or other employee welfare benefits to any employee or former employee upon his retirement or termination of employment, except as required by Section 4980B of the Code, and the Company has never represented, promised or contracted (whether in oral or written form) to any employee or former employee that such benefits would be provided. All insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to Company Benefit Plans for policy years or other applicable policy periods ending before the closing and have been paid as required under the policies for policy years or other applicable policy periods beginning on or before the closing. All expenses and liabilities relating to all of Company Benefit Plans have been, and will on the Closing Date be, fully and properly accrued on the Company's books and records and disclosed in accordance with generally accepted accounting principles and in the Employee Benefit Plan financial statements. The Company does not have any agreement, arrangement, commitments or understanding to create any additional plan which would constitute an Employee Benefit Plan or to increase the rate of benefit accrual or contribution requirements under any of the Employee

Benefit Plans or to modify, change or terminate in any respect any existing Employee Benefit Plan. None of the Employee Benefit Plans is currently under investigation, audit, or review by the Department of Labor, the Internal Revenue Service or any other federal or state agency, and no violations of the Code or ERISA have been alleged by any such agency with respect to such Employee Benefit Plans. The Employee Benefit Plans may be amended or terminated at any time. Except as disclosed in Section 3.11 of the Company Disclosure Schedule, the execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any benefit plan, policy, arrangement or agreement or any trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligations to fund benefits with respect to any employee. The consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, has not resulted in and will not result in payments to "disqualified individuals" (as defined in Section 280G(c) of the Code) of the Company which, individually or in the aggregate, will constitute "excess parachute payments" (as defined in Section 280G(b) of the Code) resulting in the imposition of excise tax under Section 4999 of the Code or will result in the disallowance of deductions under Sections 162 (m) or 280G of the Code.

3.12     Taxes.

                 (a) Each of the Company and any affiliated, combined, or unitary group of which any such corporation is or was a member (collectively, the "Tax Affiliates") has timely filed all Tax Returns that are required to be filed by it. The Company does not currently have any Tax Affiliate. All such Tax Returns were accurate and complete and correctly reflected the facts regarding the income, business, assets, operations, activities and stocks of the Company.

                 (b) Except as set forth in Section 3.12 of the Company Disclosure Schedule, the Company and each Tax Affiliate has timely paid all Taxes that are due and payable (except for taxes that are being contested in good faith by appropriate proceedings and for which reserves, which are adequate under generally accepted accounting principles, have been established).

                 (c) Each Tax Affiliate has properly accrued or made provision, which are adequate under generally accepted accounting principles, for all Taxes for any periods subsequent to the periods covered by the Tax Returns described in Section 3.12, above.

                 (d) Each Tax Affiliate has complied with all applicable laws, rules and regulations relating to the withholding and payment of Taxes and has timely withheld and paid to the proper governmental authorities all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or stockholder.

                 (e) Except as set forth in Section 3.12 of the Company Disclosure Schedule:

                          (i) no audits or other administrative or court proceedings are presently pending with regard to any Taxes for which a Tax Affiliate could be liable,

                          (ii) no dispute or claim concerning any Taxes for which a Tax Affiliate could be liable has been either:

                                  (A)  claimed or raised by any authority in
                 writing, or

                                  (B)  as to which employees responsible for
                 Tax matters, directors and officers of a Tax Affiliate after due inquiry have knowledge;

                          (iii) with respect to each Tax Affiliate, there are no pending requests for rulings from any taxing authority with respect to any Taxes. If a Tax Affiliate has filed for a ruling request from any taxing authority with respect to any Taxes within the previous three years, copies of the ruling requests and related correspondence have been delivered to the Purchaser;

                          (iv) with respect to each Tax Affiliate, there are no proposed reassessments by any taxing authority of any property owned or leased;

                          (v) with respect to each Tax Affiliate there are no agreements in effect to extend the time to file any Tax Return or to extend or waive the period of limitations for the assessment or collection of any Taxes for which a Tax Affiliate may be liable;

                          (vi) to the knowledge of each Tax Affiliate, no claim has been made by any authority in a jurisdiction where the Company does not file Tax Returns that it is or may be, subject to taxation by that jurisdiction; and

                 (f) None of the Tax Affiliates has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G or under Code Section 162(m).

                 (g) Each of the Tax Affiliates has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code
Section 6662;

                 (h) No Tax Affiliate (a) has been a member of an Affiliated Group filing a consolidated federal income Tax Return other than the groups of which the Company is the parent and (b) has liability for the Taxes of any person (other than members of the groups described in (a) above) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                 (i) All elections with respect to Taxes affecting the Tax Affiliates as of the date hereof are set forth in the Company Disclosure Schedules and after the date hereof, no election with respect to Taxes will be made without the written consent of the Purchaser other than those elections which would have no material adverse effect and which are consistent with past practices of the Company;

                 (j) None of the Tax Affiliates has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provisions of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it:

                 (k) None of the assets of the Tax Affiliates is property that the Tax Affiliates are required to treat as being owned by any other person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code;

                 (l) The Tax Affiliates do not have, and have not had, a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States ad such foreign country;

                 (m) Except as set forth in Section 3.12 of the Company Disclosure Schedule, none of the Tax Affiliates were a party to any Tax allocation or Tax sharing agreement. The Tax Affiliates have delivered an accurate and complete copy of any Tax sharing or allocation agreement or arrangement involving a Tax Affiliate and an accurate and complete description of any such unwritten or informal agreement or arrangement;

                 (n)  None of the Tax Affiliates:

                          (i)  has or is projected to have any amount
         includible in its income for the current taxable year under Section 951 of the Code,

                          (ii) has been a passive foreign investment company within the meaning of Section 1296 of the Code, or

                          (iii) has an unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code.

                 (o)  None of the Tax Affiliates has any:

                          (i) income reportable for a period ending after the Closing Date but attributable to a transaction (e.g., installment sale) or a change in accounting method occurring in or made for a period ending on or prior to the Closing Date which resulted in a deferred reporting on income from such transaction or from such change in accounting method (other than a deferred intercompany transaction), or

                          (ii) a deferred gain or loss rising out of any deferred intercompany transaction.

                 (p) The Company's tax net operating loss carry forwards and a schedule of their expirations are set forth on the Company Disclosure Schedules.

                 (q)  For purposes of this Agreement:

                          "Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") means (i) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, social security (or similar), unemployment, disability, excise, severance, stamp, rent, recording, registration, occupation, premium, real or personal property, intangibles, environmental (including taxes under Code
         Section 59A) or windfall profits tax, alternative or add-on minimum tax, capital stock, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with any interest and any fine, penalty, addition to tax or additional amount or deductions imposed by any governmental body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax, whether disputed or not, including any liability arising under any tax sharing agreement, with respect to a Tax Affiliate; (ii) any liability for the payment of any amount of the type described in the immediately preceding clause
         (i) as a result of the Tax Affiliate being a member of an affiliated or combined group with any other corporation at any time on or prior to the Closing Date; and (iii) any liability of the Tax Affiliate for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person; and

                                  "Tax Return" means any return, declaration,
         report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

3.13 Insurance. True and complete copies of all existing insurance policies purchased by the Company have been delivered to Parent. Such policies provide coverage for the operations of the Company in amounts and covering such risks as the Company believes is necessary to conduct its business. The Company has not received notice that any such policy is invalid or unenforceable.

3.14 Employment Agreements. Except as disclosed in the Company SEC Documents or as set forth in Section 3.14 of the Company Disclosure Schedule, there are no (a) employment, consulting, noncompetition, severance or indemnification agreements between the Company and any current or former officer or director of the Company, (b) employment, consulting or severance agreements between the Company and any other Person providing for payments in excess of $50,000 in the aggregate and (c) noncompetition or indemnification agreements between the Company and any other Person.

3.15 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for the Company, nor has the Company incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby, other than SBC Warburg Dillon Read Inc. ("Dillon Read"), Rauscher Pierce Refsnes, Inc. ("RPR"), Jefferies & Company, Inc. ("Jefferies") and Griffiths McBurney ("GMB"), the fees and expenses of which shall be borne by the Company. Section 3.15 of the Company Disclosure Schedule sets forth the fees payable to Dillon Read, RPR, Jefferies and GMB pursuant to the Company's engagement letters with Dillon Read, RPR, Jefferies and GMB (copies of which have been provided to Parent).

3.16 Opinion of Financial Advisor. Dillon Read has delivered its opinion, dated the date of this Agreement, to the Board of Directors of the Company for the benefit of its stockholders to the effect that, as of the date of this Agreement, the cash consideration to be received by the holders of Shares (other than Parent and its affiliates) in the Offer and the Merger is fair, from a financial point of view, to such holders.

3.17 Certain Business Practices. None of the Company or, to the Company's knowledge, any directors, officers, agents or employees of the Company (in their capacities as such) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity,
(b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (c) made any other unlawful payment, in all cases except where the impact from such contributions, gifts, entertainment, payments, violations, agreements, arrangements, actions or payments would not in the aggregate have a Material Adverse Effect on the Company.

3.18 Permits; Compliance. Except as disclosed in Section 3.18(a) of the Company Disclosure Schedule, the Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, identification and registration numbers, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), except where the failure to possess such Company Permits could not reasonably be expected to have a Material Adverse Effect on the Company. Section 3.18(a) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company that could reasonably be expected to result in (i) the loss or revocation of a Company Permit or (ii) the suspension or cancellation of any other Company Permit, except any such Company Permit where such loss, revocation, suspension or cancellation could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, the Company is not in conflict with, or in default or violation of (a) any law applicable to the Company or by or to which any of its properties is bound or subject or (b) any of the Company Permits, except for any such conflicts, defaults or violations that could not reasonably be expected to have a Material Adverse Effect on the Company. Except as set forth in Section 3.18(a) of the Company Disclosure Schedule, since December 31, 1996, the Company has not received from any Governmental Entity (as defined in Section 5.7) any written notification with respect to possible conflicts, defaults or violations of laws, except for written notices relating to possible conflicts, defaults or violations of laws that could not reasonably be expected to have a Material Adverse Effect on the Company.

3.19     Certain Agreements.   Section 3.19 of the Company Disclosure Schedule
sets forth a complete and accurate list in all material respects of all (i) real property leases, (ii) agreements with respect to indebtedness for borrowed money (including capital leases) with a principal amount in excess of $50,000 and (iii) acquisition agreements providing for the payment in the future of contingent consideration in an amount in excess of $50,000, in each case to which the Company is a party on the date hereof.

3.20 Environmental Matters. Notwithstanding any other warranty or representation in Article III of this Agreement:

         (a) Except as set forth in Section 3.20 of the Company Disclosure Schedule, (i) the Company has obtained all Environmental Permits (as hereinafter defined) that are required in connection with the business, operations and properties of the Company, (ii) the Company has been, and the Company is, in compliance in all material respects with all terms and conditions of all applicable requirements of Environmental Law (as hereinafter defined) and Environmental Permits, (iii) the Company has received no written notice from a governmental authority of any violation, alleged violation, or liability arising under any requirements of Environmental Law or Environmental Permits, (iv) no Environmental Claims (as hereinafter defined) have ever been threatened or asserted or are presently pending against the Company attributable to present or past operations on premises owned, leased or operated by the Company, and (v) no condition or set of facts or circumstances exists that could reasonably be expected to give rise to an Environmental Claim against the Company.

         (b) Except as set forth in Section 3.20 of the Company Disclosure Schedule, the Company has not disposed, treated, or arranged for the disposal or treatment of any toxic or hazardous waste, materials or substances at a site or location, or has leased, used, operated or owned a site or location which
(i) has been placed on the National Priorities List or its state equivalent pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or similar foreign, territorial or state law, (ii) the Environmental Protection Agency or relevant foreign, territorial or state authority has proposed, or is proposing, to place on the National Priorities List or foreign, territorial or state equivalent, (iii) is subject to a lien, administrative order or other demand either to take response or other action under CERCLA or other Environmental Law, or to develop or implement a "Corrective Action Plan" or "Compliance Plan," as each is defined in regulations promulgated pursuant to the Resource Conservation and Recovery Act, as amended ("RCRA"), or to reimburse any person who has taken response or other action in connection with that site, (iv) is on any Comprehensive Environmental Response Compensation Liability Information System List, or (v) has been the site of any Release (as hereinafter defined) from present or past operations of the Company (or any of its predecessors) which would be either reportable under any requirements of Environmental Law or which has caused at such site or any third party site any condition that has resulted in or could reasonably be expected to result in a claim against the Company under Environmental Law.

         (c) Except as set forth in Section 3.20 of the Company Disclosure Schedule, (i) the Company has not ever owned or operated any underground storage tanks ("USTs") containing petroleum products or wastes or other substances regulated by 40 CFR Part 280 or other applicable requirements of Environmental Law, and has not owned or operated any real estate having any USTs, (ii) there are no polychlorinated biphenyls or asbestos in or on premises currently owned, leased or operated by the Company, the presence of which would cause a material violation of any Environmental Law, and (iii) no entities or sites owned or operated by third parties have been used by the Company in connection with the treatment, storage, disposal or transportation of Hazardous Substances (as hereinafter defined), except in compliance with applicable Environmental Law and except for such violations that have been remedied.

         (d) Except as set forth in Section 3.20 of the Company Disclosure Schedule, the plants, structures, equipment and other properties currently owned or used by the Company are adequate and sufficient for the current operations of the Company in substantial conformance with all applicable requirements of Environmental Law.

         (e) When used in this Agreement, the following terms shall have the following respective meanings:

                 (i) "Environmental Claims," as referred to herein, shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or other adversarial proceedings relating to any Environmental Law or Environmental Permit including, without limitation (i) any and all claims by governmental, territorial or regulatory authorities for enforcement, cleanup, removal, response, remedial or other similar actions or damages pursuant to any applicable Environmental Law and (ii) any and all claims by a third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health, property, or the environment resulting from exposures to or releases of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify, terminate or enforce the provisions of an Environmental Permit or requirement of Environmental Law, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations or alleged violations of the applicable permit, license, or regulation.

                 (ii) "Environmental Law," as referred to herein, shall mean any federal, state, territorial, local or foreign statute, law, rule, regulation, ordinance, code, policy (compliance with which is required by law or if the failure to comply therewith would be reasonably foreseeable to result in adverse administrative action) or rule of common law in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Substances, including, without limitation to the extent applicable under the circumstances, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. Section 9601 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C.
Section  11001 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C.
Section  6901 et seq.; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Section 136 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Section 5101 et seq.; the Atomic Energy Act, as amended, 42 U.S.C. Section 2011 et seq.; any laws regulating the use of biological agents or substances including medical or infectious wastes; and the corresponding foreign, territorial or state laws, regulations and local ordinances, which may be applicable, as any such acts may be amended.

                 (iii) "Environmental Permits" as referred to herein, shall mean all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law.

                 (iv) "Hazardous Substances" as referred to herein, shall mean (i) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "toxics," "hazardous chemicals," "extremely hazardous substances," "regulated substances" or "pesticides" as defined as such in any applicable Environmental Law, (ii) any radioactive materials, asbestos-containing materials; urea formaldehyde foam insulation, and radon in harmful quantities or concentration that are regulated by any governmental authority having jurisdiction in the location of such materials and (iii) any other chemical, material or substances, exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction in the location of such substances on the basis of potential hazards.

                 (v) "Release," as referred to herein, shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Substance into the environment or into or out of any property, including the movement of any Hazardous Substance through or in the air, soil, surface water, groundwater or property.

3.21     Title.

         (a) The Company has Marketable Title to all of its Oil and Gas Properties.

                 For the purposes of this subsection 3.21(a), "Marketable Title" shall mean, with respect to any well identified on Schedule 3.21(a) ("Well"), such title as (i) will enable the Company to receive a percentage of the oil and gas produced and saved from such Well (subject to any depth restrictions noted in Schedule 3.21(a)) that is not less than the "Net Revenue Interest" shown for such well on Schedule 3.21(a), without reduction, suspension or termination throughout the productive life of such Well, except for any reduction, suspension or termination (a) caused by the Company, any of its affiliates, successors in title or assigns arising out of transactions or actions occurring after the Closing, (b) caused by orders of the appropriate regulatory agency having jurisdiction over such Well that are promulgated after the date hereof and that concern pooling, unitization, communitization or spacing matters affecting such Well, (c) caused by any Contract containing a sliding-scale royalty clause or other similar clause with respect to a production burden associated with a particular Well, or (d) otherwise set forth in Schedule 3.21(a); (ii) will not obligate the Company to bear and pay a portion of the costs and expenses of operating such Well (subject to any depth restrictions noted in Schedule 3.21(a)) that is not greater than the "Working Interest" shown for such Well on Schedule 3.21(a), without increase throughout the productive life of such Well, except for any increase (a) caused by the Company, any of its affiliates, successors in title or assigns arising out of transactions or actions occurring after the Closing, (b) that also results in the Net Revenue Interest associated with such Well being proportionately increased, (c) caused by contribution requirements provided for under provisions similar to those contained in Article VII.B. of the A.A.P.L. Form 610-1982 Model Form Operating Agreement, (d) caused by orders of the appropriate regulatory agency having jurisdiction over an Oil and Gas Property that are promulgated after the date hereof and that concern pooling, unitization, communitization or spacing matters affecting a particular Oil and Gas Property, or (e) otherwise set forth in Schedule 3.21(a); and with respect to all Oil and Gas Properties
(iii) is free and clear of all encumbrances, liens, claims, easements, rights, agreements, instruments, obligations, burdens or defects (collectively "Liens") except for Permitted Encumbrances. No overriding interest or similar burden on any Oil and Gas Property has been granted or has been contracted to be granted by the Company which is not disclosed on Schedule 3.21(a) or accounted for in the Net Revenue Interests indicated on Schedule 3.21(a).

                 (ii) For the purposes of this subsection 3.21(a), "Permitted Encumbrances" shall mean (i) liens for taxes not yet delinquent,
(ii) lessors' royalties, overriding royalties, division orders, reversionary interests, and similar burdens that do not operate to reduce the Net Revenue Interest of the Company in any of the Oil and Gas Properties to less than the amount set forth therefor on Schedule 3.21(a), (iii) the consents and rights described in Schedule 3.21(a), and (iv) Contracts insofar as the Contracts do not operate to increase the Working Interest of the Company set forth on
Schedule 3.21(a) for any of the Oil and Gas Properties or decrease the Net Revenue Interest of the Company set forth on Schedule 3.21(a) for any of the Oil and Gas Properties.

                 (iii) For purposes of this subsection 3.21(a), "Contracts" means contracts, commitments, agreements, and arrangements that in any way relate to either the Wells or the Oil and Gas Properties, including the production, storage, treatment, transportation, processing, purchase, sale or other disposal of substances therefrom or in connection therewith and any and all amendments, ratifications or extensions of the foregoing, together with (i) all rights, privileges, and benefits of the Company thereunder arising on or after January 1, 1998, (ii) all rights of the Company thereunder to audit the records of any party thereto and receive refunds of any nature thereunder, whether relating to periods before or after January 1, 1998, and (iii) rights of subrogation under any insurance policy held by or on behalf of the Company in connection with the properties described in Section 1.1, inclusive for any claim that arises from January 1, 1998, through the Closing Date in connection with either the Wells or the Oil and Gas Properties.

                 (iv) For purposes of this subsection 3.21(a), "Oil and Gas Properties" means such properties in the nature of fee interests, leasehold interests, working interests, farmout rights, royalty, overriding royalty or other non-working or carried interests, operating rights or other mineral rights of every nature and any rights that arise by operation of law or otherwise in all properties and lands pooled, unitized, communitized or consolidated with such properties.

         (b) The Company has indefeasible title to all of its properties other than the Oil and Gas Properties.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND PURCHASER

         Parent and Purchaser hereby represent and warrant, jointly and severally, to the Company as follows:

4.1 Organization and Qualification. Each of Parent and Purchaser (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has all requisite corporate power to carry on its business as it is now being conducted and (c) is in good standing and duly qualified to do business in each jurisdiction in which the transaction of its business makes such qualification necessary, except where the failure to be in good standing or so qualified would not have a Material Adverse Effect on Parent and Purchaser taken as a whole.

4.2 Authorization and Validity of Agreement. Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The Boards of Directors of Parent and Purchaser, respectively, and Parent, as the sole stockholder of Purchaser, have duly authorized the execution, delivery and performance of this Agreement by each of Parent and Purchaser, and no other corporate proceedings on the part of either Parent or Purchaser are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Parent and Purchaser and, assuming this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of Parent and Purchaser in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.3      Consents and Approvals.   Neither the execution and delivery of this
Agreement by Parent and Purchaser nor the consummation by Parent and Purchaser of the transactions contemplated hereby will require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority by reason of Parent's or Purchaser's status or (as applicable) operations, except (a) pursuant to the applicable requirements of the Securities Act, the Public Utility Holding Company Act of 1935, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and state securities or "blue sky" laws and state takeover laws, (b) the filing and recordation of the Certificate of Merger pursuant to the DGCL, (c) except as may be required in connection with the Financing (as defined in Section 4.7 below), which consents have been duly obtained or (d) where the failure to obtain such consent, approval, authorization or permit, or to make such filing or notification, would not in the aggregate have a Material Adverse Effect on Parent and Purchaser taken as a whole or prevent the consummation of the transactions contemplated hereby.

4.4 No Violation. Neither the execution and delivery of this Agreement by Parent and Purchaser nor the consummation by Parent and Purchaser of the transactions contemplated hereby will conflict with or violate the Certificate of Incorporation or Bylaws of Parent or Purchaser, result in a violation or breach of, constitute (with or without notice or lapse of time or both) a default under, give rise to any right of termination, cancellation or acceleration of, or result in the imposition of any lien, charge or other encumbrance on any material assets or property of either of Parent or Purchaser pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation to which either of Parent or Purchaser is a party or by which either of Parent or Purchaser or any of their respective assets or properties are bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which consents have been obtained or which in the aggregate would not have a Material Adverse Effect on Parent and Purchaser taken as a whole or prevent the consummation of the transactions contemplated hereby or assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 4.3 are duly and timely obtained or made, violate any order, writ, injunction, decree, statute, rule or regulation applicable to either of Parent or Purchaser or any of their respective assets or properties, except for such violations which would not in the aggregate have a Material Adverse Effect on Parent and Purchaser taken as a whole or prevent the consummation of the transactions contemplated hereby.

4.5 Litigation. Except as set forth in the Parent SEC Documents, there are no claims, actions, proceedings or governmental investigations pending or, to the knowledge of Parent and Purchaser, threatened against either of Parent or Purchaser or any of their respective subsidiaries before any court or other governmental or regulatory body, which, if adversely determined, would impair, interfere with, or otherwise adversely affect the ability of Parent or Purchaser to consummate the transactions contemplated hereby in any material respect. As of the date hereof, no action or proceeding has been instituted or, to the knowledge of Parent or Purchaser, threatened before any court or other governmental or regulatory body by any Person seeking to restrain or prohibit or to obtain damages with respect to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

4.6 Offer Documents; Company Proxy Statement; Schedule 14D-9. Neither the Offer Documents nor any other document filed or to be filed by or on behalf of Parent or Purchaser with the SEC or any other governmental entity in connection with the transactions contemplated by this Agreement nor any information supplied by or on behalf of Parent or Purchaser specifically for inclusion in the Schedule 14D-9 or Company Proxy Statement will, at the respective times filed with the SEC or other governmental entity, or at any time thereafter when the information included therein is required to be updated pursuant to applicable law, or, in the case of the Company Proxy Statement, at the date mailed to the Company's stockholders and at the time of the Company Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Offer Documents will, when filed by Parent or Purchaser with the SEC or other governmental entity, comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to the statements made in the foregoing documents based on information supplied by or on behalf of the Company or any of its affiliates specifically for inclusion therein.

4.7 Financing; Sufficient Funds. Parent and Purchaser have no knowledge of any facts or circumstances, nor will Parent or Purchaser take any action or omit to take any action, that could be expected to result in the inability of Parent or Purchaser to obtain and use the funds available to them for consummation of the Offer and the transactions contemplated thereby. Parent and Purchaser will have available to them and will utilize, upon consummation of the Offer and at the Effective Time, all immediately available funds necessary to consummate the transactions contemplated by this Agreement and to pay all related fees and expenses for which Parent or Purchaser will be responsible.

4.8 Brokers and Finders. No broker, finder or investment bank has acted directly or indirectly for either of Parent or Purchaser, nor has either of Parent or Purchaser incurred any obligation to pay any brokerage, finder's or other fee or commission in connection with the transactions contemplated hereby.

4.9 Operations of Purchaser. Purchaser has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities, will have incurred no other liabilities or obligations other than as contemplated herein, will have no subsidiaries and will have conducted its operations only as contemplated hereby.

                                   ARTICLE V
                                   COVENANTS

5.1 Conduct of Business Pending the Merger. From the date hereof until the Effective Time, except as otherwise required or contemplated hereunder or as required by applicable law, without the prior written consent of the Purchaser, the Company shall:

         (a) use all commercially reasonable efforts to conduct its business in all material respects only in the ordinary course of business and consistent with past practice;

         (b) not amend its certificate of incorporation or bylaws or declare, set aside or pay any dividend or other distribution or payment in cash, stock or property in respect of its capital stock; or acquire, directly or indirectly, any of its capital stock;

         (c) not issue, grant, sell or pledge or agree or authorize the issuance, grant, sale or pledge of any shares of, or rights of any kind to acquire any shares of, its capital stock other than Shares issuable upon the exercise of stock options;

         (d) not acquire, sell, transfer or lease any assets except in the ordinary course of business and consistent with past practice or encumber any assets of the Company;

         (e) use all commercially reasonable efforts to preserve intact its business organizations and to keep available the services of its present key officers and employees; provided, however, that to satisfy the foregoing obligation, the Company shall not be required to make any payments other than those disclosed in Sections 3.11 or 3.14 of the Company Disclosure Schedule or enter into or amend any contractual arrangements or understandings, except in the ordinary course of business and consistent with past practice;

         (f) not adopt a plan of complete or partial liquidation or adopt resolutions providing for the complete or partial liquidation, dissolution, consolidation, merger, restructuring or recapitalization of the Company;

         (g) not grant any severance or termination pay (otherwise than pursuant to policies or contracts in effect on the date hereof, as disclosed in Sections 3.11 and 3.14 of the Company Disclosure Schedule) to, or enter into any employment agreement with, any of its executive officers or directors;

         (h) not increase the compensation payable or to become payable to its officers or employees, enter into any contract or other binding commitment in respect of any such increase with any of its directors, officers or other employees, and not establish, adopt, enter into, make any new grants or awards under or amend, any collective bargaining agreement or Company Benefit Plan, except as required by applicable law, including any obligation to engage in good faith collective bargaining, to maintain tax-qualified status or as may be required by any Company Benefit Plan as the date hereof;

         (i) not settle or compromise any material claims or litigation or, except in the ordinary course of business, modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, or make any payment, direct or indirect, of any material liability before the same becomes due and payable in accordance with its terms;

         (j) not take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice with respect to accounting policies or procedures (including tax accounting policies and procedures), except as may be required by the SEC or the Financial Accounting Standards Board;

         (k) not make any material tax election or permit any material insurance policy naming it as a beneficiary or a loss payable payee to be canceled or terminated without notice to Parent, except in the ordinary course of business;

         (l) confer at such times as Parent may reasonably request with one or more representatives of Parent to report material operational matters and the general status of ongoing operations (in each case to the extent Parent reasonably requires such information) and to consult with Parent regarding material operational decisions;

         (m) not (i) enter into any loan or credit agreement, or incur any indebtedness (other than borrowings under its existing credit agreement for the purpose of paying fees and severance payments disclosed in Sections 3.11, 3.14 and 3.15 of the Company Disclosure Schedule and expenses incurred in connection with the transactions contemplated hereunder) or guarantee any indebtedness or amend any existing loan or credit agreement, (ii) make or enter into any agreement or contract for capital expenditures, except for (y) capital expenditures in the ordinary course of business required to be made by the Company under the Company's existing joint operating agreements, and (z) other expenditures in the ordinary course of business on the Company's existing properties of up to $25,000 per expenditure or $100,000 in the aggregate or
(iii) enter into any agreement or contract outside the ordinary course of business of the Company;

         (n)     not adjust, split, combine or reclassify its capital stock;

         (o) not enter into any agreement, understanding or arrangement with respect to the sale or voting of its capital stock;

         (p)     not enter into derivative instruments;

         (q)     not create or acquire any subsidiaries; and

         (r) not authorize or enter into an agreement to do any of the foregoing.

5.2      Access; Confidentiality.

         (a) From the date of this Agreement until the Effective Time, upon reasonable prior notice to the Company, the Company shall give Parent and its authorized representatives reasonable access during normal business hours to its executive officers and such other officers or other representatives of the Company approved in advance by the Company (which approval shall not be unreasonably withheld or delayed), properties, books and records, and shall furnish Parent and its authorized representatives with such financial and operating data and other information concerning the business and properties of the Company as Parent may from time to time reasonably request.

         (b) Parent and Purchaser will hold and treat, and will cause their respective affiliates, agents and other representatives to hold and treat, all documents and information concerning the Company furnished to Parent, Purchaser or their respective representatives in connection with the transactions contemplated by this Agreement confidential in accordance with the Confidentiality Agreement dated March 17, 1997, between Dillon Read and Parent, which Confidentiality Agreement shall remain in full force and effect until the termination of this Agreement or otherwise in accordance with its terms.

5.3 Further Actions. Upon the terms and subject to the conditions hereof, each of the parties hereto shall act in good faith toward and use all commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, and consult and fully cooperate with and provide reasonable assistance to each other party, in order to consummate and make effective the transactions contemplated by this Agreement as soon as practicable hereafter, including, without limitation, (a) using all commercially reasonable efforts to obtain all consents, approvals, authorizations or permits of governmental or regulatory authorities or other Persons as are necessary for the consummation of the transactions contemplated hereby, (b) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions specified in Article VI to such other party's obligation to consummate such transactions to be fully satisfied, and (c) in the event and to the extent required, amending this Agreement so that this Agreement and the
Merger comply with the DGCL.   Prior to making any application to or filing
with any governmental or regulatory authority or other Person in connection with this Agreement, the Company, on the one hand, and Parent and Purchaser, on the other hand, shall provide the other with drafts thereof and afford the other a reasonable opportunity to comment on such drafts.

5.4 Notice of Certain Matters. The Company shall give prompt notice to Parent, and Parent and Purchaser shall give prompt notice to the Company, of
(a) the occurrence or nonoccurrence of any event that would be likely to cause
(i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects and (b) any failure of the Company or of Parent or Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect. The Company shall give prompt notice to Parent of the Company's receipt of any authority for expenditure with respect to the Company's Oil and Gas Properties ("AFE") requiring a payment by the Company in excess of $25,000, and Parent shall advise the Company in writing as promptly as practicable thereafter whether Parent consents to the payment by the Company requested under such AFE. If the Company does not receive a response from Parent by the close of business on the sixth business day immediately preceding the deadline for the Company's response under such AFE, Parent shall be deemed to have consented to such payment by the Company.

5.5 Company Proxy Statement. Unless the Merger is consummated as contemplated in Section 2.13 hereof, the Company shall, as soon as reasonably practicable after the consummation of the Offer, prepare a preliminary form of the Company Proxy Statement (the "Company Preliminary Proxy Statement"). The Company shall (a) file the Company Preliminary Proxy Statement with the SEC promptly after it has been prepared in a form reasonably satisfactory to the Company and Parent and (b) use commercially reasonable efforts to promptly prepare any amendments to the Company Preliminary Proxy Statement required in response to comments of the SEC or its staff or that the Company with the advice of counsel deems necessary or advisable and to cause the Company Proxy Statement to be mailed to the Company's stockholders as soon as reasonably practicable after the Company Preliminary Proxy Statement, as so amended, is cleared by the SEC.

5.6 State Takeover Statutes. The Company, Parent and Purchaser will cooperate to take reasonable steps to (a) exempt the Offer and the Merger from the requirements of any applicable state takeover law and (b) assist in any challenge by any of the parties to the validity or applicability to the Offer or the Merger of any state takeover law.

5.7      Cooperation.   Subject to the terms and conditions of this Agreement
and applicable law, each of the parties shall act in good faith and use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement as soon as practicable, including such actions or things as any other party may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied. Without limiting the foregoing, the parties shall (and shall cause their respective subsidiaries, and use reasonable efforts to cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives, to) consult and fully cooperate with and provide assistance to each other in (a) the preparation and filing with the SEC of the Offer Documents, the Schedule 14D-9, the Company Preliminary Proxy Statement and the Company Proxy Statement, and any necessary amendments or supplements thereto; (b) seeking to have the Company Preliminary Proxy Statement cleared by the SEC as soon as reasonably practicable after filing;
(c) obtaining all necessary consents, approvals, waivers, licenses, permits, authorizations, registrations, qualifications, or other permissions or actions by, and giving all necessary notices to and making all necessary filings with and applications and submissions to, any court, administrative agency or commission or other governmental authority or instrumentality, domestic (federal, state or local) or foreign (collectively, "Governmental Entity") or other Person as soon as reasonably practicable after filing; (d) providing all such information concerning such party, its subsidiaries and its officers, directors, partners and affiliates and making all applications and filings as may be necessary or reasonably requested in connection with any of the foregoing; (e) in general, consummating and making effective the transactions contemplated hereby; and (f) in the event and to the extent required, amending this Agreement so that this Agreement and the Offer and the Merger comply with the DGCL. The parties shall (and shall cause their respective affiliates, directors, officers, employees, agents, attorneys, accountants and representatives to) use their reasonable efforts to cause the lifting of any permanent or preliminary injunction or restraining order or other similar order issued or entered by any court or other Governmental Entity preventing or restricting consummation of the transactions contemplated hereby in the manner provided for herein. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, each party shall provide the other party with drafts thereof and afford the other party a reasonable opportunity to comment on such drafts.

5.8 Public Announcements. No party hereto shall or shall permit any of its subsidiaries to (and each party shall use commercially reasonable efforts to cause its affiliates, directors, officers, employees, agents or representatives not to) issue any press release or make any public statement concerning this Agreement or any of the transactions contemplated hereby, without the prior written consent of the other parties hereto; provided, however, that a party may, without the prior written consent of the other party hereto, issue such a press release or make such a public statement to the extent required by applicable law or any listing agreement with a national securities exchange by which such party is bound if it has used commercially reasonable efforts to consult with the other parties and to obtain such parties' consent but has been unable to do so in a timely manner.

5.9 Acquisition Proposals. Except as contemplated hereby, the Company shall not (and shall use its best efforts to cause its officers, directors and employees and any investment banker, financial advisor, attorney, accountant, or other agent or representative retained by it not to) directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal relating to, or that may reasonably be expected to lead to, the acquisition of all or a significant part of the business and properties or capital stock of the Company, whether by merger, purchase of assets, tender offer or otherwise with a third party other than Parent (an "Acquisition Proposal"), or enter into discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain an Acquisition Proposal, or agree to or endorse any Acquisition Proposal, or authorize or permit any of the officers, directors, employees or agents of the Company or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company to take any such action. The Company shall as promptly as practicable notify Parent of all relevant terms of any such inquiries or proposals received by the Company and, if such inquiry or proposal is in writing, the Company shall as promptly as practicable deliver or cause to be delivered to Parent a copy of such inquiry or proposal. Notwithstanding the foregoing, nothing shall prohibit the Company's Board of Directors from (a) furnishing information to, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal in connection with an Acquisition Proposal if, and only to the extent that (i) such unsolicited bona fide proposal is on terms that the Company's

Board of Directors determines it cannot reject, based on applicable fiduciary duties and the advice of outside counsel (except with respect to furnishing information) and for which financing, to the extent required, is then committed, and (ii) prior to furnishing such information to or entering into discussions or negotiations with, such person or entity the Company provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity; or (b) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

5.10     D&O Indemnification.

         (a) From the Effective Time through the later of (i) the sixth anniversary of the date on which the Effective Time occurs and (ii) the expiration of any statute of limitations applicable to any claim, action, suit, proceeding or investigation referred to below, the Surviving Corporation shall indemnify and hold harmless each present and former director and officer of the Company, determined as of the Effective Time (the "Indemnified Parties"), against any claims, losses, liabilities, damages, judgments, fines, fees, costs or expenses, including without limitation attorneys' fees and disbursements (collectively, "Costs"), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time (including, without limitation, the Merger, the preparation, filing and mailing of the Proxy Statement and the other transactions and actions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted, under applicable law, indemnification agreements existing on the date hereof, the Certificate of Incorporation or Bylaws of the Company in effect on the date hereof, to indemnify such Person (and the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

         (b) Any Indemnified Party wishing to claim indemnification under this Section 5.10, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability or obligation it may have to such Indemnified Party except, and only to the extent, that such failure materially prejudices the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time), the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues that raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received. If such indemnity is not available with respect to any Indemnified Party, then the Surviving Corporation and the Indemnified Party shall contribute to the amount payable in such proportion as is appropriate to reflect relative faults and benefits. In the event that any claim or claims are asserted or made within the aforesaid six-year period, all rights to indemnification in respect of any such claim or claims shall continue until the final disposition of any and all such claims.

         (c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any present or former director or officer of the Company, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 5.10 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

         (d) This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to law, contract or otherwise.

         (e) To the extent that the Surviving Corporation fails to perform any of its obligations pursuant to this Section 5.10, Parent shall assume the obligations and rights of the Surviving Corporation under this Section 5.10.

5.11     Employee Matters.

         (a) The Company will terminate all of its employees effective immediately prior to the Closing Date, and the Company and the Surviving Corporation shall pay all such terminated employees any and all benefits earned under the Company Benefit Plans in accordance with their terms including any amounts owing under any employment agreement or severance agreement, as described in Section 3.11 of the Company Disclosure Schedule.

         (b) Prior to the Closing Date, the Company shall take any and all action necessary to terminate the HarCor Energy 401(k) Savings Plan ("HarCor Savings Plan") with such termination to be effective immediately prior to the Closing Date, and upon the termination of the HarCor Savings Plan, the Company and the Surviving Corporation shall distribute to all HarCor Savings Plan participants their account balances thereunder as soon as administratively possible.

         (c) Except for those Company Benefit Plans which the Parent advises the Company in writing within 30 days following the date of this Agreement that the Parent wishes to remain in effect following the Closing Date, the Company shall take any and all action necessary to terminate all Company Benefit Plans on or before the Closing Date.

         (d) Notwithstanding the above, Parent shall be freely able to contract with or employ, as the case may be, any terminated employee of the Company without restriction or interference by the Company.

                                   ARTICLE VI
                               CLOSING CONDITIONS

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

         (a) Purchase of Shares. Parent will have accepted for payment and purchased all Shares validly tendered and not withdrawn pursuant to the Offer.

         (b) Stockholder Approval. Unless the Merger is consummated as contemplated in Section 2.13 hereof, this Agreement shall have been adopted, and the Merger shall have been approved, by a vote of the holders of a majority of the outstanding Shares.

         (c) No Injunction. No federal or state governmental or regulatory body or court of competent jurisdiction shall have enacted, issued, promulgated or enforced any statute, rule, regulation, executive order, decree, judgment, preliminary or permanent injunction or other order that is in effect and that prohibits, enjoins or otherwise restrains the consummation of the Merger; provided, however, that the parties shall use all commercially reasonable efforts to cause any such decree, judgment, injunction or order to be vacated or lifted.

         (d) Governmental and Regulatory Consents. All material filings required to be made prior to the Effective Time with, and all material consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, governmental and regulatory authorities or third parties in connection with the Merger and the consummation of the other transactions contemplated hereby which are listed in Section 3.4 of the Company Disclosure Schedule shall have been made or obtained, as the case may be.

6.2 Conditions Precedent to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by the Company:

         (a) Accuracy of Representations and Warranties. All representations and warranties made by Parent and Purchaser herein shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time.

         (b) Compliance with Covenants. Each of Parent and Purchaser shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Effective Time.

6.3 Conditions Precedent to the Obligations of Parent and Purchaser. The obligation of Parent and Purchaser to effect the Merger is also subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, unless waived by either of Parent or Purchaser:

         (a) Accuracy of Representations and Warranties. All representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Effective Time, with the same force and effect as though such representations and warranties had been made on and as of the Effective Time, except for changes permitted or contemplated by this Agreement and except for representations and warranties that are made as of a specific date or time, which shall be true and correct in all material respects only as of such specific date or time.

         (b) Compliance with Covenants. The Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it prior to or on the Effective Time.

                                  ARTICLE VII
                                  TERMINATION

7.1 Termination. This Agreement may be terminated and the Offer and the Merger may be abandoned at any time (notwithstanding approval of the Merger by the stockholders of the Company, if required by applicable provisions of the
DGCL), prior to the Effective Time:

         (a)     by mutual written consent of the Company and Parent;

         (b) by either the Company or Parent, if the Effective Time shall not have occurred on or before 120 days from the date hereof; provided, that the right to terminate this Agreement under this clause (b) shall not be available to any party whose misrepresentation in this Agreement or whose failure to perform any of its covenants and agreements or to satisfy any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

         (c) by either the Company or Parent, if any federal or state court of competent jurisdiction or other federal or state governmental or regulatory body shall have issued any judgment, injunction, order or decree prohibiting, enjoining or otherwise restraining the transactions contemplated by this Agreement and such judgment, injunction, order or decree shall have become final and nonappealable (provided, however, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used commercially reasonable efforts to remove such judgment, injunction, order or decree) or if any statute, rule, regulation or executive order promulgated or enacted by any federal or state governmental authority after the date of this Agreement which prohibits the consummation of the Offer or the Merger shall be in effect;

         (d) by the Company, if (i) Purchaser fails to commence the Offer as provided in Section 1.1, (ii) the Offer expires or is terminated without any Shares being purchased thereunder or (iii) Parent fails to purchase validly tendered Shares in violation of the terms and conditions of the Offer or this Agreement;

         (e)     by Parent, if (i) the Offer is not commenced as provided in
Section 1.1 directly as a result of actions or inaction by the Company or (ii) the Offer is terminated or expires as a result of the failure of a condition specified in Annex A hereto or on the expiration of the Offer without the purchase of any Shares thereunder, unless such termination or expiration has been caused by or resulted from the failure of Parent or Purchaser to perform any covenants and agreements of Parent or Purchaser contained in this Agreement;

         (f) prior to the consummation of the Offer, by Parent, if the Company Board withdraws or modifies in a manner materially adverse to Parent or Purchaser its favorable recommendation of the Offer or the Merger or shall have recommended any Acquisition Proposal with a party other than Parent or any of its affiliates;

         (g) by the Company, if this Agreement is not adopted or, unless the Merger is consummated as contemplated in Section 2.13 hereof, the Merger is not approved at the Company Stockholders' Meeting by the holders of a majority of the outstanding Shares;

         (h) by Parent, if there shall have been a material breach of any representation, warranty or material covenant or agreement on the part of the Company, which is incurable or which is not cured after thirty (30) days' written notice by Parent to the Company;

         (i) by the Company, if there shall have been a material breach of any representation, warranty or material covenant or agreement on the part of either of Parent or Purchaser, which is incurable or which is not cured after thirty (30) days' written notice by the Company to Parent; or

         (j) by the Company, if (i) pursuant to Section 5.9 hereof the Company Board shall withdraw, modify or change its approval or recommendation of the Offer or the Merger or shall have resolved to do any of the foregoing or
(ii) any Person or group of Persons shall have made an Acquisition Proposal the acceptance of which the Company Board determines, after consultation with legal counsel and after the Company Board has satisfied itself that the financing for the Acquisition Proposal has been committed, is required to comply with its fiduciary duties under applicable law.

7.2 Effect of Termination. In the event of any termination of this Agreement pursuant to Section 7.1, this Agreement forthwith shall become void and of no further force or effect, and no party hereto (or any of its affiliates, directors, officers, agents or representatives) shall have any liability or obligation hereunder, except in any such case (a) as provided in Sections 5.2(b) (Confidentiality), 5.8 (Public Announcements), and 7.3 (Fees and Expenses), which shall survive any such termination and (b) to the extent such termination results from the breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.3      Fees and Expenses.

         (a) Whether or not the Offer or the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne by the party which incurs such cost or expense; provided, that if this Agreement is terminated pursuant to Section 7.1 as a result of a material misrepresentation by a party or a material breach by a party of any of its covenants or arrangements set forth herein, such party shall pay the costs and expenses incurred by the other party in connection with this Agreement; and provided, further, that all costs and expenses related to the preparation, printing, filing and mailing (as applicable) of the Company Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Company Proxy Statement shall be borne equally by the Company, on the one hand, and Parent and Purchaser, on the other hand.

         (b) Notwithstanding the foregoing, provided that neither Parent nor Purchaser shall be in breach of their respective obligations under this Agreement, if (i) prior to the consummation of the Offer, the Company Board terminates this Agreement pursuant to Section 7.1(j) or Parent terminates this Agreement pursuant to Section 7.1(f) and (ii) as a result thereof, Parent shall have terminated the Offer, allowed the Offer to expire without purchasing any Shares thereunder or failed to commence the Offer in accordance with the terms hereof and (iii) the Company enters into a definitive agreement relating to an Acquisition Proposal or a business combination or other transaction contemplated by such Acquisition Proposal shall have been consummated within 12 months following such termination, then the Company shall thereupon pay to Parent, as liquidated damages, a fee of $1,000,000 in cash, payable in same day funds. The Company acknowledges that the provisions of this Section 7.3(b) are an integral part of the transactions contemplated in this Agreement and that, without such provisions, Parent and Purchaser would not enter into this Agreement.

                                  ARTICLE VIII
                                 MISCELLANEOUS

8.1 No Survival. None of the representations, warranties, covenants or agreements contained in this Agreement or in any certificate or other instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants and agreements contained in Sections 5.10 (D&O Indemnification and Insurance), 5.11 (Company Plans) and 5.12 (Severance Agreements).

8.2 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) or sent by facsimile (with immediate confirmation) or nationally recognized overnight courier service, as follows:

                 (a)      if to Parent or Purchaser, to:

                          Seneca Resources Corporation
                          1201 Louisiana, Suite 400
                          Houston, Texas 77002

                          Attn:   John F. McKnight
                          Fax:   (713) 654-2659
                          with a copy (not required as notice) to:

                          Bracewell & Patterson, L.L.P.
                          South Tower Pennzoil Place, Suite
                          711 Louisiana
                          Houston, Texas 77002-2781

                          Attn:  Gary W. Orloff
                          Fax:  (713) 221-1212

                 (b)      if to the Company, to:

                          HarCor Energy, Inc.
                          Five Post Oak Park
                          4400 Post Oak Parkway
                          Suite 2220
                          Houston, Texas  77027

                          Attn: Mark G. Harrington
                          Fax: (713) 961-9773

                          with a copy (not required as notice) to:

                          Vinson & Elkins L.L.P.
                          2300 First City Tower
                          1001 Fannin
                          Houston, Texas 77002

                          Attn: Michael P. Finch
                          Fax: (713) 615-5282

or to such other Person or address or facsimile number as any party shall specify by like written notice to the other parties hereto (any such notice of a change of address to be effective only upon actual receipt thereof).

8.3 Certain Definitions. The following terms, when used in this Agreement, shall have the following respective meanings:

         (a)     "affiliate" shall have the meaning assigned to such term in
Section 12(b)-2 of the Exchange Act.

         (b) "business day" shall have the meaning set forth in Rule 14d-1(c)(6) under the Exchange Act.

         (c) "Material Adverse Effect" means, with respect to any Person, any change or effect that is materially adverse to the financial condition or results of operations of such Person and its subsidiaries, taken as a whole, excluding in all cases: (i) events or conditions generally affecting the industry in which such Person and its subsidiaries operate or arising from changes in general business or economic conditions; (ii) out-of-pocket fees and expenses (including without limitation legal, accounting, investigatory, and other fees and expenses) incurred in connection with the transactions contemplated by this Agreement; (iii) in the case of the Company, the payment by the Company of all amounts due to any officers or employees of the Company under employment contracts or other employee benefit plans in effect as of the date hereof and which have been listed in the Company Disclosure Schedule; (iv) any effect resulting from any change in law or generally accepted accounting principles, which affect generally entities such as such Person; and (v) any effect resulting from compliance by such Person with the terms of this Agreement.

         (d) "Person" means any natural person, corporation, limited liability company, partnership, unincorporated organization or other entity.

         (e) "subsidiary" of any Person means any other corporation or entity of which such Person owns, directly or indirectly, stock or other equity interests having a majority of the votes entitled to be cast in the election of directors of such corporation or entity under ordinary circumstances or of which such Person owns a majority beneficial interest.

8.4 Entire Agreement. This Agreement (including the schedules, exhibits and other documents referred to herein), together with the Confidentiality Agreement referred to in Section 5.2(b), constitutes the entire agreement between and among the parties hereto and supersedes all prior agreements and understandings, oral and written, between or among any of the parties with respect to the subject matter hereof.

8.5 Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned, in whole or in part, by any party (whether by operation of law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, other than rights conferred upon Indemnified Parties under Section 5.10.

8.6 Amendments. This Agreement may be amended by the parties at any time prior to the Effective Time; provided, that, after approval of the Merger and this Agreement by the stockholders of the Company if required under applicable law, no amendment shall be made that by law requires further approval by the stockholders of the Company, without such approval. This Agreement may not be amended or modified except by an instrument in writing signed on behalf of each of the parties hereto.

8.7 Waivers. At any time prior to the Effective Time, Parent (for Parent and Purchaser), on the one hand, or the Company, on the other hand, may, to the extent legally allowed, extend the time specified herein for the performance of any of the obligations or other acts of the other, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, or waive compliance by the other with any of the agreements or covenants of such other party or parties (as the case may be) contained herein. Any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of the party or parties to be bound thereby. No such extension or waiver shall constitute a waiver of, or estoppel with respect to, any subsequent or other breach or failure to strictly comply with the provisions of this Agreement.
The failure of any party to insist on strict compliance with this Agreement or to assert any of its rights or remedies hereunder or with respect hereto shall not constitute a waiver of such rights or remedies.

8.8 Captions. The Table of Contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

8.10 Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to any applicable principles of conflicts of law, except to the extent that the DGCL mandatorily applies to the Merger.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Merger as of the date first above written.

                                       HARCOR ENERGY, INC.

                                       By:  /s/ MARK G. HARRINGTON
                                            -----------------------------------
                                                Mark G. Harrington
                                                Chairman of the Board and
                                                Chief Executive Officer



                                       SENECA WEST CORP.



                                       By: /s/ WILLIAM M. PETMECKY
                                           ------------------------------------
                                                William M. Petmecky
                                                President


                                       SENECA RESOURCES CORPORATION


                                       By:  /s/ JAMES A. BECK
                                            -----------------------------------
                                                James A. Beck
                                                President

                                                                         ANNEX A

                            CONDITIONS TO THE OFFER

         Capitalized terms used in this Annex A shall have the meanings assigned to them in the Agreement to which it is attached (the "Merger Agreement").

         Parent shall not be required to accept for payment, purchase or pay for any Shares tendered and Parent may terminate or, subject to the terms and conditions of the Merger Agreement, amend the Offer as to any Shares not then accepted for payment, shall not be required to accept for payment or pay for any Shares, or may delay the acceptance for payment of Shares tendered, if (1) at the expiration of the Offer, the number of Shares validly tendered and not withdrawn, together with the Shares beneficially owned by Parent and its affiliates, shall not constitute a majority of the outstanding Shares on a fully diluted basis or (2) at any time after the date of execution of the Merger Agreement and prior to the acceptance for payment of Shares, any of the following events shall occur:

                 (a) there shall have been any action or proceeding brought by any governmental authority before any federal or state court, or any order or preliminary or permanent injunction entered in any action or proceeding before any federal or state court or governmental, administrative or regulatory authority or agency, located or having jurisdiction within the United States, or any other action taken, proposed or threatened, or statute, rule, regulation, legislation, interpretation, judgment or order proposed, sought, enacted, entered, enforced, promulgated, amended, issued or deemed applicable to Purchaser, the Company or affiliate of Purchaser or the Company or the Offer or the Merger, by any legislative body, court, government or governmental, administrative or regulatory authority or agency located or having jurisdiction within the United States, which could reasonably be expected to have the effect of: (i) making illegal, materially delaying or otherwise restraining or prohibiting the Offer or the Merger or the acquisition by Parent or Purchaser of any Shares; (ii) prohibiting or materially limiting the ownership or operation by Parent, Purchaser or their respective affiliates of any material portion of their business or assets or those of the Company or compelling Parent or Purchaser to dispose of or hold separate all or any material portion of their business or assets or those of the Company, in each case as a result of the transactions contemplated by the Merger Agreement; (iii) imposing material limitations on the ability of Parent or any of its affiliates to exercise full rights of ownership of the Shares, including, without limitation, the right to vote any Shares purchased by them on all matters properly presented to the stockholders of the Company; or (iv) preventing Parent or any of its affiliates from acquiring, or to require divestiture by Parent or any of its affiliates of, any Shares; or

                 (b) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on any national securities exchange or in the over-the-counter market in the United States, (ii) the declaration of any banking moratorium or any suspension of payments in respect of banks or any limitation (whether or not mandatory) on the extension of credit by lending institutions in the United States, (iii) the commencement or any escalation of a war, material armed hostilities or any other material international or national calamity involving the United States, or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

                 (c) any Person, entity or "group" (as such term is used in Section 13(d)(3) of the Exchange Act) other than Parent or any of its affiliates shall have become the beneficial owner (as that term is used in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding Shares; or

                 (d) the Company shall have breached or failed to comply in any material respect with any of its obligations under the Merger Agreement (which breach, if curable, has not been cured within thirty
         (30) days following receipt of written notice thereof by Parent specifying in reasonable detail the basis of such alleged breach), or any representation or warranty of the Company contained in the Merger Agreement that is qualified as to materiality shall not have been true and correct and any such representation and warranty that is not so qualified shall not have been true and correct in any material respect, except (i) for changes specifically permitted or contemplated by the Merger Agreement and (ii) those representations and warranties that address matters only as to a particular date which are true and correct as of such date; or

                 (e) the Merger Agreement shall have been terminated pursuant to its terms or amended pursuant to its terms to provide for such termination or amendment of the Offer; or

                 (f) the Board of Directors of the Company shall have modified or amended in any manner materially adverse to Parent or Purchaser or shall have withdrawn its recommendation of the Offer or the Merger, or shall have resolved to do any of the foregoing; or

                 (g) Parent shall not have received notice from the holder or holders of more than 5%, on a fully diluted basis of the Shares issued and outstanding on the record date for the determination of stockholders entitled to vote on the Merger that such holders have exercised or intend to exercise their appraisal rights under the DGCL; or

                 (h) the Company shall not have received at least $12,789,000 (including all material purchase price adjustments) in immediately available funds from the sale of the Company's non-California oil and gas assets and shall be entitled to receive an additional amount in immediately available funds determined under the Company's agreement with Penroc Oil Company ("Penroc") dated January 15, 1998 for the sale of the Beaurline No. 9 well, Beaurline/McAllen Ranch Area, South Texas and its pooled or allocated producing unit (the "Well") as follows: if the Well is restored by sidetrack or redrill or associated operations, an agreed amount equal to the present value of the future production from the Well discounted at 10%, as determined by Ryder Scott Company (the "New Reserve Evaluation"), with payment to be made ten business days after Penroc's receipt of the New Reserve Evaluation; or

                 (i) the Company shall not have retained the proceeds from the sale of its non-California oil and gas assets or used such proceeds to repay Company indebtedness or other liabilities incurred by the Company in the ordinary course of business or pursuant to the transactions contemplated by the Merger Agreement; or

                 (j) the Company shall have completed and delivered to Parent an audit of the Company's financial statements for the fiscal year ended December 31, 1997, to be performed by the accounting firm of Arthur Andersen LLP, which reveals material adverse information not previously disclosed in writing to Parent, or a material variance from the written or printed disclosures furnished by the Company or its representatives and used by Parent in its economic models; or

                 (k) there shall have occurred any event, change, effect or development having a Material Adverse Effect on the Company;

which, in the good faith judgment of Parent makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Shares.

         The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted or waived by Parent or Purchaser in whole or in part at any time or from time to time in its discretion subject to the terms and conditions of the Merger Agreement. The failure of Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.